UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2021

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Road Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition

The information set forth under item 4.02 is incorporated into this item 2.02 by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 12, 2021, the U.S. Securities and Exchange Commission (the “SEC”) issued a statement on the accounting and reporting considerations for warrants issued by Special Purpose Acquisition Companies (“SPACs”) entitled, “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by SPACs”. The SEC Statement discussed certain features of warrants issued in SPAC transactions that may be common across many entities. The SEC statement indicated that when one or more of these features is included in a warrant, the warrant should be classified as a liability at fair value, with changes in fair value each period reported in earnings.
Hostess Brands, Inc. (the “Company”) has public and private placement warrants, each exercisable for one-half of a share of Class A common stock, which were initially issued when the Company was known as Gores Holdings, Inc., a SPAC that acquired a controlling interest in Hostess Holdings, L.P. in a business combination transaction consummated in November 2016. Upon the completion of the business combination transaction, the SPAC was renamed Hostess Brands, Inc., and the Company became the publicly-traded parent company of Hostess Holdings, L.P. The public and private placement warrants have historically been classified as equity of the Company. As of December 31, 2020, there were 53.9 million public warrants outstanding and 0.5 million private placement warrants outstanding which are due to expire in November 2021.
On April 30, 2021, the Company's management and audit committee of the board of directors (“Audit Committee”), following consideration of the guidance in the SEC staff statement, concluded that certain of its warrants should have been classified as liabilities and the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2020, 2019 and 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2020 and the unaudited condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Impacted Filings”) should be restated and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company's financial results included in the Impacted Filings should no longer be relied upon.
The Company intends to promptly file restated financial statements as of and for the years ended December 31, 2020, 2019 and 2018 on Form 10-K/A. The relevant unaudited interim financial information for each of the quarters ended during the year ended December 31, 2020 will also be provided in the Form 10-K/A.
As a result of the restatement, the Company expects to recognize incremental non-operating expenses or gains which will fluctuate based on the change in the fair value of the outstanding warrants classified as liabilities. The restatement is expected to result in an incremental non-operating gain of $35 million to $45 million, loss of $55 million to $65 million and gain of $75 million to $85 million for the years ended December 31, 2020, 2019 and 2018, respectively. The Company expects that there will be no impact to its historically reported cash and cash equivalents, cash flows from operating, investing or financing activities or net leverage ratio. The Company also expects there will be no changes to its non-GAAP financial measures, including adjusted net revenue, adjusted gross profit, adjusted operating income, adjusted net income, adjusted Class A net income, adjusted EBITDA and adjusted EPS.
All estimates contained in this report are subject to change as management completes the Form 10-K/A, and the Company's independent registered accounting firm has not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these ranges and estimates. The Company’s management is also in the process of reassessing the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures, including whether any material weakness exists. Further details will be included in the Company's Form 10-K/A.
The Company's management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company's independent registered public accounting firm, KPMG LLP.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date: May 6, 2021	By:	/s/ Brian T. Purcell
	Name:	Brian T. Purcell
	Title:	Executive Vice President, Chief Financial Officer